Exhibit 10.3
SECOND MASTER AMENDMENT TO LOAN DOCUMENTS
(Sparton Corporation — Line of Credit)
     This Second Master Amendment to Loan Documents (the “Second Amendment”) dated as of July 31, 2008 and effective as of June 30, 2008, is made by and between Sparton Corporation, an Ohio corporation (“Borrower”); Sparton Medical Systems, Inc. f/k/a Astro Instrumentation, Inc., a Michigan corporation (“Sparton Medical”); Sparton Technology, Inc., a New Mexico corporation (“Sparton Technology”); Spartronics, Inc., a Michigan corporation (“Spartronics”); Sparton Electronics Florida, Inc., a Florida corporation (“Sparton Florida”) and Sparton of Canada, Limited, a Canadian corporation (“Sparton Canada”) (each of Sparton Medical, Sparton Technology, Spartronics, Sparton Florida and Sparton Canada may be referred individually as a “Guarantor” and collectively, as the “Guarantors”) and National City Bank, a national banking association (the “Lender”).
RECITALS
     A. The Lender has made a line of credit loan available (the “Line of Credit Loan”) to Borrower in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), which Line of Credit Loan is evidenced by, among other documents, that certain: (1) Promissory Note and Promissory Note Covenant Exhibit (the “Covenant Exhibit”), each dated January 22, 2008, as amended by Master Amendment to Loan Documents dated as of April 21, 2008 and effective as of March 31, 2008 (the “First Master Amendment”) (collectively, the “Sparton Corporation Note”); and (2) Amended and Restated Security Agreement dated as of April 21, 2008 and effective as of March 31, 2008 (the “Sparton Corporation Security Agreement”, and together with the Sparton Corporation Note and all other documents now or hereafter executed in connection therewith, including, without limitation, the Guarantees (defined below), the “Sparton Corporation Loan Documents”).
     B. The Borrower’s obligations under the Sparton Corporation Loan Documents have been guaranteed by the Guarantors pursuant to those Commercial Security Guaranty agreements, each dated January 22, 2008, signed by each Guarantor and amended by the First Master Amendment (each, a “Guaranty” and collectively, the “Guarantees”).
     C. The Lender has also made a term loan (the “Term Loan”) to Sparton Medical in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00), which Term Loan is evidenced by a Promissory Note dated May 30, 2006, as amended and Promissory Note Covenant Exhibit dated August 1, 2007, as amended including, without limitation, by the First Master Amendment (the “Sparton Medical Note, and together with all other documents now or hereafter executed in connection therewith including, without limitation, the Guarantees, the “Sparton Medical Loan Documents”).
     D. Borrower has requested certain modifications to the terms of the Line of Credit Loan and the Sparton Corporation Loan Documents and Lender is willing to make such modifications subject to the terms of this Second Amendment.

     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, Guarantors and the Lender hereby agree as follows:
     1. Leases; Cross Default. Lender has entered into seven (7) lease financing transactions with Borrower and/or one or more Guarantors (collectively, the “Lease Transactions”). Any default under the documents evidencing the Lease Transactions (the “Lease Documents”) shall constitute a default and Event of Default under the Sparton Corporation Loan Documents. Any default or event of default under any of the Sparton Corporation Loan Documents shall constitute a default and event of default under the Lease Documents. Notwithstanding anything contained in the Sparton Corporation Loan Documents to the contrary, in the event Borrower pays off the Line of Credit Loan, Lender shall have no obligation to discharge its security interest in any of Borrower’s assets unless and until all obligations owing with respect to the Lease Transactions have been paid in full.
     2. Financial Reporting Requirements. The following shall be added to Section 1A of the Covenant Exhibit as new subsections (j), (k), (l) and (m):
“(j)	Borrower shall deliver, within forty five (45) days after and as of the end of each fiscal month, its management-prepared operating financial statement, including a balance sheet, a profit and loss statement certified by a responsible authorized agent of each such entity, in a form acceptable to the Lender, together with a covenant compliance certificate from such authorized agent setting forth all computations necessary to show compliance by Borrower with the covenants in Section 2.1 — 2.3 of the Covenant Exhibit and stating that no Event of Default has occurred and is continuing. The foregoing financial statements shall be prepared in accordance with GAAP.

(k)	Borrower shall provide Lender, within fifteen (15) days after and as of the end of each month, an inventory report (including a work in process schedule) of Borrower, in form and detail satisfactory to Lender, and certified by a responsible authorized agent of Borrower.

(l)	Concurrent with each advance request, or weekly during any week that Borrower does not request an advance, Borrower shall provide Lender a current Borrowing Base Certificate. “Borrowing Base Certificate” shall mean a certificate to be signed by the Borrower certifying to the accuracy of the Borrowing Base Amount (defined in Section 6 of the Second Amendment), in form and substance satisfactory to the Lender.

(m)	Borrower and each Guarantor will deliver such other information regarding its financial matters as the Lender may reasonably request promptly after the Lender’s request therefor.”

     3. Section 2.1 of the Covenant Exhibit shall be amended and restated as follows:
“EBITDA. Borrower and Sparton Medical shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower and Sparton Medical minimum EBITDA as follows:

As of Fiscal
Quarter Ending	Minimum EBITDA
9/30/2008	$150,000.00

12/31/2008	$1,000,000.00

3/31/2009	$3,200,000.00

6/30/2009	$6,000,000.00
‘EBITDA’ means for any period, Borrower’s and Sparton Medical’s net income (loss) before interest expense, income tax expense and depreciation and amortization expense for such period, all as determined in accordance with GAAP.”
     4. Section 2.2 of the Covenant Exhibit shall be amended and restated as follows:
“2.2. Senior Debt to EBITDA. Borrower and Sparton Medical shall maintain, on a consolidated basis, as of the end of the fiscal year ending June 30, 2009, a ratio of Senior Debt to EBITDA of not more than 3.0:1.0 each fiscal year/quarter thereafter.
‘Senior Debt’ means Funded Debt less Subordinated Debt.
‘Funded Debt’ means as to Borrower and Sparton Medical, as of any date of determination, the sum, without duplication, of (a) all indebtedness of Borrower and Sparton Medical for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of Borrower and Sparton Medical under capitalized leases as of such date, (c) all obligations of Borrower and Sparton Medical in respect of letters of credit, acceptances or similar obligations issued or created for the account of Borrower and Sparton Medical as of such date, (d) all liabilities secured by any lien on any property owned by Borrower and Sparton Medical as of such date even though Borrower and Sparton Medical has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of Borrower and Sparton Medical as of such date, in each case determined in accordance with GAAP.

‘Subordinated Debt’ means, as to any person, all debts and liabilities which are subordinated to the indebtedness of such person to the Lender pursuant to written subordination agreements satisfactory to Lender in its sole discretion.”
     5. The following shall be added to the Covenant Exhibit as new Sections 2.3 and 2.4:
“2.3 Tangible Net Worth. Borrower and Sparton Medical shall maintain, on a consolidated basis, as of the end of each fiscal quarter of Borrower and Sparton Medical, minimum Tangible Net Worth as follows:

As of Fiscal	Minimum Tangible Net
Quarter Ending	Worth
9/30/2008	$49,500,000.00

12/31/2008	$50,000,000.00

3/31/2009	$51,000,000.00

6/30/2009	$52,800,000.00
‘Tangible Net Worth’ means as to Borrower and Sparton Medical, as of any date of determination, (i) the net book value of the assets of Borrower and Sparton Medical as of such date (excluding all amounts owing to Borrower and Sparton Medical by officers, directors, shareholders and other affiliates and excluding all patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and all other intangible assets of Borrower and/or Sparton Medial), after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), minus (ii) the total Debt of Borrower and Sparton Medical as of such date, all as determined in accordance with GAAP. “Debt” shall mean, as of any date of determination, the total liabilities of Borrower and Sparton Medical at such date, all as determined in accordance with GAAP.
2.4 Dividends. Borrower shall not make any distributions, dividends or other payment (in stock, options or cash) to any of its shareholders without the Lender’s prior written consent.”
     6. Borrowing Base/Advance Formula. Notwithstanding anything to the contrary in the Sparton Corporation Loan Documents, advances under the Line of Credit Loan shall not exceed the lesser of: (a) $20,000,000.00 and (b) the Borrowing Base Amount. “Borrowing Base Amount” shall mean eighty five percent (85%) of Eligible Accounts.

“Eligible Accounts” shall mean any duly invoiced Account (exclusive of sales, excise or other similar taxes) of which Borrower is the sole owner, acceptable to Lender in its sole discretion, and in which Lender has an enforceable and duly perfected first priority security interest, except any such Account:
     (a) which is not payable in installments and which shall not have been paid in full within sixty (60) days after the original due date or the date first invoiced to the Account Debtor, whichever first elapses;
     (b) which is payable in installments
(i)	if it was not by its terms so payable when first invoiced to the Account Debtor,

(ii)	if any installment thereof shall not have been paid in full within sixty (60) days after its original due date, or

(iii)	to the extent that any installment thereof is not payable within sixty (60) days after the date of determination;
     (c) if the Account Debtor thereon is then obligated to Borrower on other Accounts and if more than twenty five percent (25%), by amount, of all Accounts on which that Account Debtor is then obligated to Borrower are excepted under clauses (a) and (b) above;
     (d) If the Account Debtor thereon is then obligated to Borrower on other Accounts, to the extent that the aggregate amount of all Accounts upon which that Account Debtor is then obligated to Borrower exceeds twenty five percent (25%) of all Eligible Accounts.
     (e) if the payment of which by the Account Debtor is not, or does not remain, unconditional;
     (f) if and to the extent that the Account Debtor has asserted a defense or offset of any kind against the payment thereof;
     (g) which according to its terms may be paid by the Account Debtor by an offset of any claim of the Account Debtor or any other person against Borrower;
     (h) which arises other than from a sale of inventory in the ordinary course of Borrower’s business;
     (i) if the Account Debtor thereon is an affiliate, director, officer, employee, or agent of Borrower or of any affiliate of Borrower;
     (j) if the Account Debtor thereon is insolvent or is the subject of any bankruptcy proceeding or is, at the time in question, in default in any way on an existing obligation (except any obligation classified as an Account) to Borrower;
     (k) if the Account Debtor thereon is not a resident of the United States of America or is not subject to service of legal process in the United States of America or

Canada unless payment of the Account is assured by an irrevocable letter of credit in form and substance satisfactory to Lender and issued by a financial institution that is a resident of the United States of America, is subject to service of legal process in the United States of America, and is otherwise satisfactory to Lender, or, if the Account Debtor is a resident of Canada, unless Borrower shall have taken or caused to be taken all actions from time to time requested by Lender in order to assure the attachment, enforceability, and perfection of Lender security interest under the law of such province in which the Account Debtor resides, and shall have furnished to Lender such written evidence (including, without limitation, one or more opinions of legal counsel rendered to Lender by counselors authorized to practice law in each such province), in form and substance satisfactory to Lender, that all such actions have been taken;
     (l) if the Account Debtor thereon is a resident of any jurisdiction denying creditors access to its courts in the absence of qualification to transact business therein or the filing of a so-called “notice of business activities report” or other similar filing, unless Borrower has taken all action required by the jurisdiction in question to have access to its courts;
     (m) which is subject to any law (including, without limitation, the Assignment of Claims Act of 1940 (31 USC 3272, et seq. and 41 USC 15 et seq.), rule, regulation, order, or agreement now or hereafter in effect which restricts or requires notice of or consent to assignment, unless all such required notices shall have been given, all such required consents shall have been obtained, and all other requirements shall have been complied with in order that Lender shall have the unconditional right to enforce the Account against the Account Debtor thereon;
     (n) is subject to any mortgage, security interest, or other lien securing payment or performance of any obligation other than indebtedness owing to Lender;
     (o) the collection of which Lender, in the exercise of its good faith judgment, determines to have become impaired for any reason; or
     (p) which is subject to any retention or retainage payment; or
     (q) which is a bonded receivable.
     An Account which is at any time an Eligible Account but which subsequently fails to meet any of the requirements for eligibility shall forthwith cease to be an Eligible Account. “Account” and Account Debtor” shall have the meaning given to them in the Uniform Commercial Code in effect in the State of Michigan from time to time. Advances under the Sparton Corporation Note shall remain discretionary and made only in the Lender’s sole and absolute discretion. Lender shall have no obligation to make any advance under the Line of Credit Loan.
     7. Conditions Precedent. Borrower shall satisfy the following conditions simultaneous with delivery of this signed Second Amendment and this Second Amendment shall not be effective until all of the following have been satisfied to Lender’s reasonable satisfaction:
(a)	Borrower shall have paid all of Lender’s costs and expenses incurred in connection with the Line of Credit Loan, the Sparton Corporation Loan Documents and this Second Amendment including, without limitation,

UCC search expenses, certified organizational document fees and Lender’s attorney fees.
(b)	Borrower and [owner of New Mexico Property] shall have delivered an executed original of the Assignment of Proceeds and Security Agreement (“Assignment of Proceeds”) and the Memorandum of Assignment of Proceeds, each of even date herewith.

(c)	Borrower shall have delivered authorizing resolutions for [owner of new Mexico Property] authorizing such party to execute, deliver and perform its obligations under the Assignment of Proceeds.
     8. Reaffirmation of Borrower. Borrower hereby reaffirms the representations and warranties contained in the Sparton Corporation Loan Documents as if made as of the date of this Second Amendment. Borrower has fully complied with all covenants and agreements to be complied with or performed by it under the Sparton Corporation Loan Documents to which it is a party and no default or Event of Default currently exists under any Sparton Corporation Loan Document. Borrower has the full power and authority to enter into this Second Amendment.
     9. Reaffirmation of Guarantors. Guarantors agree to the terms set forth in this Second Amendment, reaffirm all of their obligations under the Guarantees and represent and warrant that no defenses or counterclaims exist with respect to their obligations under the Guarantees. Each Guarantor reaffirms the representations and warranties contained in the Guarantees as if made as of the date of this Second Amendment. Each Guarantor represents and warrants that each of them has fully complied with all covenants and agreements to be complied with or performed by its under the Guarantees (and all documents executed in connection thereunder) and no Guarantor is presently in default under any term of the Guarantees. Each Guarantor has the full power and authority to enter into this Second Amendment.
     10. Full Force and Effect. Borrower and Guarantors expressly acknowledge and agree that except as expressly stated in this Second Amendment, the Sparton Corporation Loan Documents, as amended, remain in full force and effect and are ratified, confirmed and restated.
     11. Costs. Borrower is responsible for all costs incurred by Lender, including without limit reasonable attorney fees, with regard to the Line of Credit Loan, the Sparton Corporation Loan Documents and the preparation, negotiation and execution of this Second Amendment and such other documents necessary in connection with the transactions contemplated hereunder.
     12. No Waiver. The execution of this Second Amendment shall not be deemed to be a waiver of any now or hereafter existing default or Event of Default.
     13. Governing Law. This Second Amendment shall be governed by and construed according to the laws of the State of Michigan without regard to conflict of law principles in such state.
     14. Submission to Jurisdiction. Borrower and each Guarantor hereby waives any plea of jurisdiction or venue on the ground that Borrower or any Guarantor is not a resident of Oakland County or Wayne County, Michigan, and hereby specifically authorizes any action brought to enforce Borrower’s or any Guarantor’s obligations to the Lender to be instituted and prosecuted in either the Circuit Court of Oakland County, Michigan, the Circuit Court of Wayne County, Michigan, or in the United States District Court for the Eastern District of Michigan at

the election of Lender, and Borrower and each Guarantor hereby submits to the jurisdiction of such Court. Borrower and each Guarantor further agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any proceeding in any Michigan State sitting in Oakland County, Michigan, Wayne County, Michigan or United States District for the Eastern District of Michigan Court may be made by certified or registered mail, return receipt requested, directed to Borrower and each Guarantor, at the address indicated herein, and service so made shall be complete upon receipt; except that if Borrower or any Guarantor shall refuse to accept delivery, service shall be deemed complete five (5) days after the same shall have been so mailed.
     15. Counterparts and Facsimiles. This Second Amendment may be executed in one or more counterparts, each of which when taken together, shall constitute one and the same original. Facsimile signatures are acceptable and may be relied upon as if originals.
     16. WAIVER OF JURY TRIAL. BORROWER, GUARANTORS AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS SECOND AMENDMENT OR ANY OF THE SPARTON CORPORATION LOAN DOCUMENTS.
     17. Release of Claims. Borrower and Guarantors each hereby waive, discharge, and forever release Lender, Lender’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower and/or Guarantor has or may have had at any time up through and including the date of this Second Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or any Guarantor or whether any such claims, causes of action, allegations or assertions arose as result of Lender’s actions or omissions in connection with the Line of Credit Loan or Sparton Corporation Loan Documents, or any amendments, extensions or modifications thereto including, without limitation, this Second Amendment or Lender’s administration of any debt evidenced by the Sparton Corporation Loan Documents or otherwise.
     18. Amendment to Loan Documents. Each of the Sparton Corporation Loan Documents is hereby amended to include all provisions of this Second Amendment. This Second Amendment is not an agreement to any further or other amendment of the Sparton Corporation Loan Documents and Lender shall have no obligation to agree to make any other modifications to the Sparton Corporation Loan Documents now or hereafter requested by Borrower.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Borrowers, Guarantors and Lender have executed and delivered this Second Amendment as of the day and year first above written.

BORROWER:

SPARTON CORPORATION, an Ohio corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

GUARANTORS:

SPARTON MEDICAL SYSTEMS, INC. f/k/a Astro Instrumentation, Inc., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON TECHNOLOGY, a New Mexico corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer
[Signature Page to Second Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated as of July 31, 2008 and effective as of June 30, 2008]
[Signatures Continued on Following Page]

Signature Page to Second Master Amendment to Loan Documents
(Sparton Corporation — Line of Credit) dated July 31, 2008 and effective as of June 30, 2008

SPARTRONICS, INC., a Michigan corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON ELECTRONICS FLORIDA, INC., a Florida corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

SPARTON OF CANADA, LIMITED, a Canadian corporation

By:	/s/ Joseph Lerczak
Its:	Treasurer

LENDER:

NATIONAL CITY BANK, a national banking association

By:	/s/ Mark Nowacki
Its:	Vice President